Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form S-4 and related proxy statement/prospectus of STERIS plc of our reports dated March 8, 2019 and March 5, 2018, relating to the consolidated financial statements of Dental Holding, LLC and Subsidiaries, appearing in Amendment No. 1 to Form 8-K of Cantel Medical Corp. dated December 16, 2019. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Schaumburg, Illinois
March 2, 2021